UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): April 21, 2008

Transdel Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52998	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 Executive Square, Suite 460 La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 457-5300

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 21, 2008, our board of directors appointed Dr. Paul Finnegan as our Chief Medical Officer and Chief Operating Officer. Dr. Finnegan served as President and Chief Executive Officer of Cecoura Therapeutics, Inc. from October 2007 to March 2008. From April 2001 to September 2007, Dr. Finnegan held various positions at Alexion Pharmaceuticals, Inc. Specifically, from 2006 to 2007, Dr. Finnegan served as Vice President, Global Strategic Marketing and Development and as a member of the Management Committee. From 2002 to 2006, Dr. Finnegan served as Vice President of Commercial Operations and Development at Alexion Pharmaceuticals, Inc. From 1998 to 2000, Dr. Finnegan was Senior Director, Global Medical Marketing at Pharmacia Corporation, formerly G.D. Searle, and from 1993 to 1997 he served as Director and Partner of Toronto East Radiology Associates, LLC. Dr. Finnegan received his MD and CM degree from McGill University and an MBA in Finance/Strategy from the University of Chicago, Graduate School of Business.

Item 8.01 Other Events.

On April 24, 2008, we issued a press release announcing that we appointed Dr. Paul Finnegan as Chief Medical Officer and Chief Operating Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDEL PHARMACEUTICALS, INC.

Date: April 24, 2008	By:	/s/ John T. Lomoro
John T. Lomoro
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 24, 2008.